Exhibit 99.1
FOR IMMEDIATE RELEASE
Lam Research Corporation Contacts:
Satya Kumar, Investor Relations, phone: 510-572-1615, e-mail: investor.relations@lamresearch.com
Lam Research Corporation Reports Financial Results for the Quarter Ended March 26, 2017
FREMONT, Calif., April 18, 2017 - Lam Research Corp. (Nasdaq: LRCX) today announced financial results for the quarter ended March 26, 2017 (the “March 2017 quarter”).
Highlights for the March 2017 quarter were as follows:

•	Shipments of $2.41 billion and revenue of $2.15 billion.

•	U.S. GAAP gross margin of 45.1%, U.S. GAAP operating margin of 25.0%, and U.S. GAAP diluted EPS of $3.10.

•	Non-GAAP gross margin of 46.1%, non-GAAP operating margin of 26.9%, and non-GAAP diluted EPS of $2.80.
Key Financial Data for the Quarters Ended
March 26, 2017 and December 25, 2016
(in thousands, except per-share data, percentages, and basis points)

U.S. GAAP
	March 2017	December 2016	Change Q/Q
Shipments	$2,412,656	$1,922,549	+ 25%
Revenue	$2,153,995	$1,882,299	+ 14%
Gross margin as percentage of revenue	45.1%	45.0%	+ 10 bps
Operating margin as percentage of revenue	25.0%	23.4%	+ 160 bps
Diluted EPS	$3.10	$1.81	+ 71%

Non-GAAP
	March 2017	December 2016	Change Q/Q
Shipments	$2,412,656	$1,922,549	+ 25%
Revenue	$2,153,995	$1,882,299	+ 14%
Gross margin as percentage of revenue	46.1%	46.4%	- 30 bps
Operating margin as percentage of revenue	26.9%	26.0%	+ 90 bps
Diluted EPS	$2.80	$2.24	+ 25%
U.S. GAAP Financial Results
For the March 2017 quarter, revenue was $2,154 million, gross margin was $971 million, or 45.1% of revenue, operating expenses were $433 million, operating margin was 25.0% of revenue, and net income was $575 million, or $3.10 per diluted share on a U.S. GAAP basis. This compares to revenue of $1,882 million, gross margin of $847 million, or 45.0% of revenue, operating expenses of $407 million, operating margin of 23.4% of revenue, and net income of $333 million, or $1.81 per diluted share, for the quarter ended December 25, 2016 (the “December 2016 quarter”). March 2017 earnings per diluted share also benefited from an income tax benefit on the conclusion of tax matters primarily related to a prior business combination.
Non-GAAP Financial Results
For the March 2017 quarter, non-GAAP gross margin was $993 million or 46.1% of revenue, non-GAAP operating expenses were $414 million, non-GAAP operating margin was 26.9% of revenue, and non-GAAP net income was $508 million, or $2.80 per diluted share. This compares to non-GAAP gross margin of $874 million or 46.4% of revenue, non-GAAP operating expenses of $384 million, non-GAAP operating margin of 26.0% of revenue, and non-GAAP net income of $405 million, or $2.24 per diluted share for the December 2016 quarter.
“The company continues to perform extremely well, again setting new records of financial performance with underlying business levels almost 70% higher than the year ago equivalent quarter. This accomplishment is made possible by our broad competitive strength, with products and services increasingly enabling the success of our customers,” said Martin Anstice, Lam Research’s President and Chief Executive Officer. “Our outlook for the year has improved, and we are increasingly convinced by the potential for sustainable value creation from long-term diverse and secular technology demand trends.”

Balance Sheet and Cash Flow Results
Cash and cash equivalents, short-term investments, and restricted cash and investments balances remained steady at $6.1 billion at the end of the March 2017 compared to the end of the December 2016 quarter. Cash flows from operating activities during the March 2017 quarter of $423 million were primarily utilized for approximately $216 million of share repurchases, including net share settlement on employee stock-based compensation; approximately $69 million of principal payments on debt, primarily related to our convertible notes; approximately $73 million of dividends paid to stockholders; and approximately $44 million of capital expenditures.

Deferred revenue at the end of the March 2017 quarter increased to $842 million as compared to $673 million at the end of the December 2016 quarter. Deferred profit at the end of the March 2017 quarter increased to $527 million as compared to $408 million at the end of the December 2016 quarter. Lam’s deferred revenue balance does not include shipments to Japanese customers, to whom title does not transfer until customer acceptance. Shipments to Japanese customers are classified as inventory at cost until the time of acceptance. The estimated future revenue from shipments to Japanese customers was approximately $260 million as of March 26, 2017 and $129 million as of December 25, 2016.
Geographic Distribution
The geographic distribution of shipments and revenue during the March 2017 quarter is shown in the following table:

Region	Shipments	Revenue
Korea	35%	34%
Taiwan	22%	28%
China	15%	11%
Japan	15%	11%
United States	7%	9%
Europe	3%	4%
Southeast Asia	3%	3%
Outlook
For the June 2017 quarter, Lam is providing the following guidance:

	U.S. GAAP			Reconciling Items		Non-GAAP
Shipments	$2.5 Billion	+/-	$100 Million	—		$2.5 Billion	+/-	$100 Million
Revenue	$2.3 Billion	+/-	$100 Million	—		$2.3 Billion	+/-	$100 Million
Gross margin	45.1%	+/-	1%	$21	Million	46.0%	+/-	1%
Operating margin	25.3%	+/-	1%	$39	Million	27.0%	+/-	1%
Net income per diluted share	$2.73	+/-	$0.12	$38	Million	$3.00	+/-	$0.12
Diluted share count	184 Million			4	Million	180 Million
The information provided above is only an estimate of what the Company believes is realizable as of the date of this release, and does not incorporate the potential impact of any business combinations, asset acquisitions, divestitures, balance sheet valuation adjustments, financing arrangements, other investments, or other significant transactions that may be completed or determined after the date of this release. U.S. GAAP to non-GAAP reconciling items provided include only those items that are known and can be estimated as of the date of this release. Actual results will vary from this model and the variations may be material. Reconciling items included above are as follows:

•	Gross margin - amortization related to intangible assets acquired in the Novellus transaction, $21 million.

•	Operating margin - amortization related to intangible assets acquired in the Novellus transaction, $37 million; costs associated with business process reengineering, $2 million; totaling $39 million.

•
Earnings per share - amortization related to intangible assets acquired in the Novellus transaction, $37 million; amortization of note discounts, $6 million; costs associated with business process reengineering, $2 million; and associated tax benefit for non-GAAP items ($7) million; totaling $38 million.

•	Diluted share count - impact of a note hedge issued contemporaneously with the convertible notes due 2018, 4 million shares.

Use of Non-GAAP Financial Results
In addition to U.S. GAAP results, this press release also contains non-GAAP financial results. The Company’s non-GAAP results for both the March 2017 and December 2016 quarters exclude amortization related to intangible assets acquired in the Novellus transaction, the amortization of note discounts, and tax benefit of non-GAAP items. Additionally, the March 2017 quarter non-GAAP results exclude costs associated with business process reengineering, and income tax benefit on the conclusion of tax matters related to a prior business combination; and the December 2016 quarter non-GAAP results exclude costs associated with campus consolidation, product rationalization charges, litigation settlement, KLA-Tencor acquisition funding net interest expense, and costs related to the early termination of the KLA-Tencor acquisition funding.
Management uses non-GAAP gross margin, operating expense, operating income, operating margin, net income, and net income per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view the Company’s results from management’s perspective. Tables presenting reconciliations of non-GAAP results to U.S. GAAP results are included at the end of this press release and on the Company’s website at http://investor.lamresearch.com .
Caution Regarding Forward-Looking Statements
Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to; the estimated future revenue from shipments to Japanese customers; our revenue, industry, performance and general outlooks, and their drivers; the potential for value creation; technology demand trends; our ability to transform atomic-scale engineering and enable our customers to shape the future of technology; the legal and business factors that may affect our future tax rate; and our guidance for shipments, revenue, gross margin, operating margin, net income or earnings per diluted share, and diluted share count. Some factors that may affect these forward-looking statements include: business conditions in the consumer electronics industry, the semiconductor industry and the overall economy may deteriorate or change; and the actions of our customers and competitors may be inconsistent with our expectations, as well as the other risks and uncertainties that are described in the documents filed or furnished by us with the Securities and Exchange Commission, including specifically the Risk Factors described in our annual report on Form 10-K for the fiscal year ended June 26, 2016 and our quarterly report on Form 10-Q for the period ended December 25, 2016. These uncertainties and changes could materially affect the forward looking statements and cause actual results to vary from expectations in a material way. The Company undertakes no obligation to update the information or statements made in this release.
About Lam Research
Lam Research Corp. (Nasdaq: LRCX) is a trusted global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. Lam's broad portfolio of market-leading deposition, etch, and clean solutions helps customers achieve success on the wafer by enabling device features that are 1,000 times smaller than a grain of sand, resulting in smaller, faster, more powerful, and more power-efficient chips. Through collaboration, continuous innovation, and delivering on commitments, Lam is transforming atomic-scale engineering and enabling its customers to shape the future of technology. Based in Fremont, Calif., Lam Research is a Nasdaq-100 Index® and S&P 500® company whose common stock trades on the Nasdaq Global Select MarketSM under the symbol LRCX. For more information, please visit http://www.lamresearch.com. (LRCX-F).

Consolidated Financial Tables Follow.
 ###

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 26, 2017	December 25, 2016	March 27, 2016	March 26, 2017	March 27, 2016
Revenue	$2,153,995	$1,882,299	$1,314,055	$5,668,713	$4,339,632
Cost of goods sold	1,182,591	1,035,502	742,790	3,134,315	2,419,494
Gross margin	971,404	846,797	571,265	2,534,398	1,920,138
Gross margin as a percent of revenue	45.1%	45.0%	43.5%	44.7%	44.2%
Research and development	265,986	246,804	221,494	748,030	676,457
Selling, general and administrative	167,000	160,165	159,018	492,175	478,666
Total operating expenses	432,986	406,969	380,512	1,240,205	1,155,123
Operating income	538,418	439,828	190,753	1,294,193	765,015
Operating income as a percent of revenue	25.0%	23.4%	14.5%	22.8%	17.6%
Other expense, net	(7,838)	(55,023)	(29,834)	(86,015)	(86,890)
Income before income taxes	530,580	384,805	160,919	1,208,178	678,125
Income tax benefit (expense)	44,133	(52,014)	(17,468)	(36,839)	(23,015)
Net income	$574,713	$332,791	$143,451	$1,171,339	$655,110
Net income per share:
Basic	$3.52	$2.05	$0.90	$7.22	$4.13
Diluted	$3.10	$1.81	$0.82	$6.40	$3.76
Number of shares used in per share calculations:
Basic	163,408	162,659	159,039	162,225	158,605
Diluted	185,094	183,543	174,373	182,885	174,329
Cash dividend declared per common share	$0.45	$0.45	$0.30	$1.20	$0.90

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 26, 2017	December 25, 2016	June 26, 2016
	(unaudited)	(unaudited)	(1)
ASSETS
Cash and cash equivalents	$2,128,570	$2,503,960	$5,039,322
Investments	3,755,036	3,329,425	1,788,612
Accounts receivable, net	1,636,090	1,426,307	1,262,145
Inventories	1,133,196	1,018,891	971,911
Other current assets	223,056	225,291	151,160	(2)
Total current assets	8,875,948	8,503,874	9,213,150
Property and equipment, net	675,707	672,553	639,608
Restricted cash and investments	256,157	255,175	250,421
Goodwill and intangible assets	1,835,150	1,873,581	1,951,197
Other assets	232,224	215,876	209,939	(2)
Total assets	$11,875,186	$11,521,059	$12,264,315
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of convertible notes and capital leases	$905,288	$957,895	$947,733	(2)
Other current liabilities	1,851,451	1,700,123	1,470,308
Total current liabilities	2,756,739	2,658,018	2,418,041
Long-term debt and capital leases	1,777,297	1,768,713	3,378,129	(2)
Income taxes payable	137,173	238,968	231,514
Other long-term liabilities	282,615	262,351	134,562
Total liabilities	4,953,824	4,928,050	6,162,246
Temporary equity, convertible notes	175,108	197,313	207,552
Stockholders’ equity (3)	6,746,254	6,395,696	5,894,517
Total liabilities and stockholders’ equity	$11,875,186	$11,521,059	$12,264,315

(1)	Derived from audited financial statements.
(2)
Adjusted for effects of retrospective implementation of ASU 2015-3, regarding the simplification of the presentation of bond issuance costs, which requires that bond issuance costs related to a recognized liability be presented on the balance sheet as a direct reduction from the carrying amount of that debt liability, consistent with debt discounts.

(3)	Common shares issued and outstanding were 163,969 as of March 26, 2017, 162,357 as of December 25, 2016, and 160,201 as of June 26, 2016.

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	March 26, 2017	December 25, 2016	March 27, 2016	March 26, 2017	March 27, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$574,713	$332,791	$143,451	$1,171,339	$655,110
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	76,242	77,065	73,664	227,869	216,052
Deferred income taxes	27,619	34,615	(4,908)	69,867	(2,295)
Equity-based compensation expense	35,323	32,255	34,716	106,173	103,060
Loss on extinguishment of debt	—	36,325	—	36,325	—
Amortization of note discounts and issuance costs	6,136	6,202	22,458	19,168	55,938
Other, net	(4,738)	(1,292)	9,306	10,777	29,869
Changes in operating assets and liabilities	(292,607)	(113,863)	(95,776)	(341,508)	(131,281)
Net cash provided by operating activities	422,688	404,098	182,911	1,300,010	926,453
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(44,116)	(36,513)	(46,007)	(122,608)	(123,604)
Net (purchase) sale of available-for-sale securities	(418,566)	(1,990,928)	181,938	(1,977,744)	192,937
(Issuance) repayment of notes receivable	—	(500)	(200)	(500)	7,882
Transfers of restricted cash and investments	(982)	465	—	(5,736)	—
Other, net	(3,586)	259	—	(11,127)	(6,246)
Net cash (used for) provided by investing activities	(467,250)	(2,027,217)	135,731	(2,117,715)	70,969
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt and capital lease obligations and payments for debt issuance costs	(69,227)	(1,616,270)	(8,479)	(1,685,868)	(36,949)
Treasury stock purchases	(216,373)	(67,668)	(20,092)	(285,894)	(131,275)
Dividends paid	(73,337)	(48,397)	(47,539)	(169,786)	(143,094)
Reissuance of treasury stock related to employee stock purchase plan	17,223	—	16,387	36,543	35,632
Proceeds from issuance of common stock	7,964	3,121	308	12,544	1,858
Other, net	(70)	(44)	2,255	(124)	7,686
Net cash used for financing activities	(333,820)	(1,729,258)	(57,160)	(2,092,585)	(266,142)
Effect of exchange rate changes on cash and cash equivalents	2,992	(5,364)	2,666	(462)	(798)
Net (decrease) increase in cash and cash equivalents	(375,390)	(3,357,741)	264,148	(2,910,752)	730,482
Cash and cash equivalents at beginning of period	2,503,960	5,861,701	1,967,873	5,039,322	1,501,539
Cash and cash equivalents at end of period	$2,128,570	$2,503,960	$2,232,021	$2,128,570	$2,232,021

Non-GAAP Financial Summary
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended
	March 26, 2017	December 25, 2016
Revenue	$2,153,995	$1,882,299
Gross margin	$992,654	$874,174
Gross margin as percentage of revenue	46.1%	46.4%
Operating expenses	$414,229	$384,241
Operating income	$578,425	$489,933
Operating margin as a percentage of revenue	26.9%	26.0%
Net income	$507,751	$405,190
Net income per diluted share	$2.80	$2.24
Shares used in per share calculation - diluted	181,539	180,613
Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income and U.S. GAAP number of dilutive shares to Non-GAAP number of dilutive shares
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 26, 2017	December 25, 2016
U.S. GAAP net income	$574,713	$332,791
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired in Novellus transaction - cost of goods sold	21,250	21,250
Product rationalization - cost of goods sold	—	6,127
Costs associated with campus consolidation - research and development	—	995
Product rationalization - research and development	—	1,650
Amortization related to intangible assets acquired in Novellus transaction - selling, general and administrative	16,083	16,083
Costs associated with business process reengineering - selling, general and administrative	2,674	—
Litigation settlement - selling general and administrative	—	4,000
KLA-Tencor acquisition funding interest expense, net - other expense, net	—	2,682
Amortization of note discounts - other expense, net	5,654	5,671
Costs related to early termination of KLA-Tencor acquisition funding - other expense, net	—	34,518
Net income tax benefit on non-GAAP items	(6,418)	(20,577)
Income tax benefit on conclusion of certain tax matters	(106,205)	—
Non-GAAP net income	$507,751	$405,190
Non-GAAP net income per diluted share	$2.80	$2.24
U.S. GAAP number of shares used for per diluted share calculation	185,094	183,543
Effect of convertible note hedge	(3,555)	(2,930)
Non-GAAP number of shares used for per diluted share calculation	181,539	180,613

Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income to Non-GAAP Gross Margin, Operating Expenses and Operating Income
(in thousands, except percentages)
(unaudited)

	Three Months Ended
	March 26, 2017	December 25, 2016
U.S. GAAP gross margin	$971,404	$846,797
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired in Novellus transaction	21,250	21,250
Product rationalization	—	6,127
Non-GAAP gross margin	$992,654	$874,174
U.S. GAAP gross margin as a percentage of revenue	45.1%	45.0%
Non-GAAP gross margin as a percentage of revenue	46.1%	46.4%
U.S. GAAP operating expenses	$432,986	$406,969
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired in Novellus transaction	(16,083)	(16,083)
Costs associated with business process reengineering	(2,674)	—
Costs associated with campus consolidation	—	(995)
Product rationalization	—	(1,650)
Litigation settlement	—	(4,000)
Non-GAAP operating expenses	$414,229	$384,241
Non-GAAP operating income	$578,425	$489,933
U.S. GAAP operating margin as percent of revenue	25.0%	23.4%
Non-GAAP operating margin as a percent of revenue	26.9%	26.0%